Exhibit e.(i).f

AMENDMENT NUMBER 5 TO

PRINCIPAL UNDERWRITING AGREEMENT

The Principal Underwriting Agreement amongst Hartford Funds Distributors, LLC (formerly known as Hartford Investment Financial Services, LLC), The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. dated January 1, 2013, as amended and restated August 7, 2013, is hereby amended to amend and restate Schedule A as attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of May 29, 2015.

The Hartford Mutual Funds, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer
Vice President

The Hartford Mutual Funds II, Inc.

By:	/s/ Vernon J. Meyer
Vernon J. Meyer
Vice President

Agreed to and Accepted:

Hartford Funds Distributors, LLC

By:	/s/ Gregory A. Frost
Gregory A. Frost
Chief Financial Officer

SCHEDULE A

To the Amended and Restated Principal Underwriting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund (formerly known as The Hartford Disciplined Equity Fund)

The Hartford Dividend and Growth Fund

Hartford Duration-Hedged Strategic Income Fund

The Hartford Emerging Markets Local Debt Fund

Hartford Emerging Markets Equity Fund (formerly known as The Hartford Emerging Markets Research Fund)

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

The Hartford Global Alpha Fund

Hartford Global Capital Appreciation Fund

Hartford Global Equity Income Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Capital Appreciation Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund*

The Hartford Strategic Income Fund

_______________

* Fund to be renamed Hartford Small Cap Core Fund effective July 10, 2015

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford SmallCap Growth Fund

The Hartford Value Opportunities Fund